Independent Auditors' Report

The Board of Trustees and Shareholders
Evergreen Fixed Income Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund and Evergreen U.S. Government Fund, portfolios of the Evergreen Fixed Income Trust, as of April 30, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for the two year period then ended, the statement of changes in net assets for Evergreen Quality Income Fund for the year ended September 30, 1999 and the financial highlights for each of the years or periods in the five year period ended April 30, 2001. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund and Evergreen U.S. Government Fund as of April 30, 2001, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
June 8, 2001